CHRISTIE'S

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FACTURE

Adresse de facturation
Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portf
225 Liberty Street
29th Floor
New York, NY 10281
United States

Facture N°	[***]
Date	20/10/2023
N° Compte	[***]
N° d'enchérisseur	903

N° de Vente 22158 **Vente** Avant-Garde(s) Including Thinking Italian **Date de la vente** 20/10/2023

Lot	Description	Transaction	Montant	Symbole	Taux de TVA	TVA	Montant Total
303	Zao Wou-Ki (1920-2013) 04.10.69 signé en chinois et en pinyin 'Zao' (en bas à droite); signé et titré 'ZAO WOU-KI 4.10.69.' (au revers) huile sur toile LICENCE D'EXPORT REQUISE	Prix d'adjudication Commission acheteur Droit de suite	320,000.00 99,840.00 7,700.00	λ			427,540.00
		Sous-Total					
		Prix d'adjudication	€ 320,000.00				€ 320,000.00
		Commission acheteur	€ 99,840.00				€ 99,840.00
		Droit de suite	€ 7,700.00				€ 7,700.00

Montant total dû	€ 427,540.00
Date d'échéance	27 octobre 2023

Notes: Les frais sont calculés sur le prix d'adjudication TVA incluses comme suit: 31,2% sur les premiers 800.000 euros, puis à 25.2% au-delà de 800.000 euros et jusqu'à 4.000.000 Euros, puis 18% pour toute somme au-delà de 4.000.000 euros.

Les frais sont calculés sur le prix d'adjudication TVA incluses comme suit: 31,2% sur les premiers 800.000 euros, puis à 25.2% au-delà de 800.000 euros et jusqu'à 4.000.000 Euros, puis 18% pour toute somme au-delà de 4.000.000 euros.

Pour organiser l'enlèvement et confirmer la localisation de votre bien, merci de contacter PostSaleParis@Christies.com au moins 48 heures à l'avance.

Christie's France SNC 9 avenue Matignon 75008 Paris
Téléphone +33 (0)1 40 76 85 85
christies.com
Société en nom collectif au capital de 500.000 euros
RCS Paris B [***] - SIRET [***] – [***] - [***]
Agrément du Conseil des Ventes [***]

Modes de paiement

Important: En raison des lois européennes de transparence et de nos procédures internes, Christie's n'acceptera aucun paiement émis par un tiers et ne modifiera aucune information figurant sur la facture.

Les lots achetés chez Christie's Paris peuvent être payés selon les méthodes suivantes:

En ligne	Christie's vous offre à présent la possibilité de consulter et de payer vos factures en ligne ainsi que d'organiser le transport de vos lots sur notre site christies.com Afin de vous identifier ou de créer un nouveau compte Christie's en ligne, merci de vous connecter sur le site : www.christies.com/mychristies. Veuillez noter que ce service de paiement et de devis en ligne n'est pas disponible pour tous les lots. Pour toute autre demande, merci de contacter notre service Post-Sale directement.
Transfert bancaire	[***] Barclays bank PLC - 34 - 36 Avenue de Friedland 75383 Paris Cedex 8 IBAN : [***] SWIFT : [***]
Carte de crédit	Les principales cartes de crédit sont acceptées.
Espèces en Euros	Autorisées jusqu'à une valeur de 1.000 euros par vente pour les particuliers et les commerçants français, et pour une valeur de 7.500 euros par an pour les particuliers n'ayant pas leur domicile fiscal en France, (uniquement sur présentation d'une pièce d'identité et d'un justificatif de domicile).
Chèque Francais	A l'ordre de Christie's France SNC.

Afin de faciliter l'enregistrement de votre paiement, nous vous remercions de nous communiquer votre numéro de facture ainsi que le numéro de votre compte client.

Les paiements peuvent être faits directement à nos comptoirs caisses ou en appelant le département Post-Sale.

Email	PostSaleParis@christies.com
Telephone	+33 (0)1 40 76 84 10
Fax	+33 (0)1 40 76 85 86
Adresse	Christie's France, 9 Avenue Matignon, 75008 Paris

Pour plus d'informations, merci de vous référer aux conditions de vente qui figurent à la fin de nos catalogues ou sur notre site internet www.christies.com.

Le paiement intégral et effectif de votre facture doit être reçu afin de pouvoir récupérer le(s) lot(s).

SYMBOLES ET EXPLICATIONS POUR LES VENTES AUX ENCHERES PUBLIQUES

Vous trouverez toutes ces informations à la fin de nos catalogues.

Pas de symbole	Le Régime de la Marge Bénéficiaire français s'applique conformément à l'Art. 333 de la directive 2006/112/CE. La TVA de 20 % est prélevée sur la commission acheteur et facturée sur une base inclusive.
Pas de symbole (livres uniquement)	Le Régime de la Marge Bénéficiaire français s'applique conformément à l'Art. 333 de la directive 2006/112/CE. La TVA de 5,5 % est prélevée sur la commission acheteur et facturée sur une base inclusive.
+	Le lot est soumis au régime général de TVA français. La TVA de 20 % est prélevée sur le prix d'adjudication et sur la commission acheteur. La TVA est susceptible d'être remboursée à l'acheteur sur présentation d'une preuve d'exportation du lot hors de l'Union Européenne dans un délai de 90 jours après la vente.
++	Le lot est soumis au régime général de TVA français et la TVA à taux réduit de 5,5 % pour les livres est facturée sur le prix d'adjudication et la commission acheteur. La TVA est susceptible d'être remboursée à l'acheteur sur présentation d'une preuve d'exportation du lot hors de l'Union Européenne dans un délai de 90 jours après la vente.
ƒ	Le Régime de la Marge Bénéficiaire français s'applique conformément à l'Art. 333 de la directive 2006/112/CE. La TVA de 20 % est prélevée sur la commission acheteur et facturée sur une base inclusive. Des frais additionnels de 5,5 % TTC du prix d'adjudication sont prélevés en sus des frais habituels à la charge de l'acheteur.
ƒƒ	Le Regime de la Marge Beneficiaire francais s'applique conformement a l'Art. 333 de la directive 2006/112/CE. La TVA de 20% est prélevée sur la commission acheteur et facturée sur une base inclusive. Des frais additionels de 20 % TTC du prix d'adjudication sont prélevés en sus des frais habituels a la charge de l'acheteur.
λ	Droit de suite (se référer au catalogue pour plus d'information)
■	Les objets volumineux (marqués d'un symbole ■ dans le catalogue) seront transférés et stockés dans un entrepôt spécialisé à l'extérieur de Christie's le jour de la vente.